Exhibit 99.2

EXTENSION AGREEMENT

February 25, 2004

     Reference is made to that certain Second Amendment and Restated Promissory Note dated October 26, 2001 (the “Note”) between O’Donnell & Masur, L.P. (the “Payee”) and Bestway, Inc. (the “Maker”). All capitalized terms used in the agreement shall have the meanings given such terms in the Note, unless otherwise defined herein.

     Pursuant to the Note, the current maturity is May 31, 2005. The Payee and the Maker desire to extend the Note maturity until May 31, 2006. Therefore, in consideration of the mutual reliance on the parties hereto, the Payee and the Maker agree that (1) the maturity of the Note is extended to May 31, 2006, unless sooner accelerated pursuant to the provisions of the Note and that (2) all terms and provisions of the Note shall remain in full force and effect and shall govern the rights and obligations of the Payee and the Maker.

     EXECUTED as of February 25, 2004.

O’DONNELL & MASUR, L.P.
By:	/s/ James A. O'Donnell
Partner

BESTWAY, INC.
By:	/s/ Beth A. Durrett
Chief Financial Officer